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  FILED #C11468-00
   APR 26 2000
 IN THE OFFICE OF
    DEAN HELLER
  SECRETARY OF STATE
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ARTICLES OF INCORPORATION
of
LBI, INC.

A Nevada Corporation

        I. the undersigned, being the original Incorporator herein named, for the purpose of forming a corporation under and pursuant to Chapter 78 of the Nevada Revised Statutes the general corporation laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

ARTICLE I

NAME

         The name of the corporation is: LBI, INC.

ARTICLE II
PRINCIPAL OFFICE

        Section 2.01 Resident Agent. The name and address of its resident agent for service process is Resident Agents of Nevada, Inc., 711 S. Carson Suite 4 Carson City, Nevada 89701

        Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature maybe conducted and meetings of directors and shareholders held outside the state of Nevada with the same effect as if in the State of Nevada.

ARTICLE III
PURPOSE

The corporation is organized for the purpose of engaging in any lawful activity , within or without the State of Nevada.

ARTICLE IV
SHARES OF STOCK

        Section 4.01 Number and Class. The amount of the total authorized capital stock .of this corporation is One Million (1,000,000) shares with a par value of $.001 designated as Common Stock and Five Million (5,000,000) Preferred Shares with a par value of $.001. The Common Stock may be issued from. time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

        The, Board of Directors may issue such shares of common stock in one of more series; with such voting powers designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

        Section 4.02 No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than the extent if any, the Board of Directors in its discretion, may determine from time to time.

        Section 4.03 Assessment of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE V
DIRECTORS

Section 5.01 Governing Board The members of the board of the corporation shall be styled directors.

Section 5.02 Initial Board of Directors The Board of Directors sha1l consist of at least one (1) but no more than five (5) members. The name(s) and address(es) of the Initial members of the Board of Directors are as follows:

         NAME                                   ADDRESS
--------------------------------------------------------------------------------------
  Dwight Alan Teegardin        of      711 S. Carson Suite 4 Carson City, Nevada 89701

These individuals shall serve as Directors until the first annual meeting of shareholders or until the successors shall have been elected and qualified.

        Section.5.03 Change in the Number of Directors.The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation.

ARTICLE VI
INCORPORATORS

The name and address of the sole incorporator is Sandra L. Miller 711 S. Carson, Carson City, Nevada 89701

ARTICLE VII
PERIOD OF DURATION

         This Corporation is to have A PERPETUAL existence.

ARTICLE VIII
IRECTORS AND OFFICERS’ LIABILITY

        A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer but the article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to; such repeal or modification.

ARTICLE IX
INDEMNITY

        Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a, person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amount paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses officers and directors incurred in defending a civil or criminal action suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generally of such statement, they shall be entitled to their respective rights of indemnification under bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

        Without limiting the application of the foregoing the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all time the fullest indemnification permitted by the laws of the State of Nevada, and may cause, the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as is representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

         The indemnification provided in this Article shall continue as to a person who has ceased to be a director officer employee or agent, ans shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X
AMENDMENTS

        Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statue or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation.

ARTICLE XI
POWERS OF DIRECTORS

In furtherance, and not in limitation. of the powers conferred by statue, the Board of Directors is expressly authorized:

        (1) Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;

        (2) To authorize and cause to be executed mortgages, and liens with or without limit as to amount, upon the real and personal property of the corporation;

        (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporation and business entities;

        (4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

        (5) By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in th Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

        All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

        IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of April, 2000 hereby declaring and certifying that the facts stated herein above are true.

/s/ Sandra L. Miller
Sole Incorporator

[ ACKNOWLEDGEMENT AND NOTARY SEAL ]

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
(Before Payment of Capital or Issuance of Stock)

Sandra L. Miller          and
------------------------------------------           -------------------------------------------
name of incorporator or director        name of incorporator or director

certify that:

  They constitute at least two-thirds of the original incorporators or of the directors of LBI, INC., a Nevada Corporation.

  The original Articles were filed in the Office of the Secretary of State on April 26, 2000.

  As of the date of this certificate, no stock of the corporation has been issued.

  They hereby adopt the following amendments to the articles of incorporation of this corporation:

       Article        IV 4.01        is amended to read as follows:

               Authorized shares:

                      One Hundred Million (100,000,000) with a par value of $.00l designated as Common Stock.

                      Five Million (5,000,000) with a par value of $.001 designated as Preferred Stock

/s/ Sandra L. Miller
       (signature)

_______________
       (signature)
    -------------------------
             FILED
      IN THE OFFICE OF THE
    SECRETARY OF STATE OF THE
       STATE OF NEVADA
          MAY 26 2000
    -------------------------

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)

                              LBI INC. #C11468-2000
                       ---------------------------------
                              Name of Corporation

     We the undersigned  LEE  B. WRIGHT   and  Frank G. Wright  of    LBI_INC.
                         --------------        ---------------        --------

do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 30th day of August, 2000, adopted a resolution to amend the original articles as follows:

         Article         I          is hereby amended to read as follows:
                 ------------------

                The name of the corporation is:

                     Referral Holdings Corporation

The number of shares of the  corporation  outstanding and entitled to vote on an amendment  to the  Articles  of  Incorporation  is  105,000,000  , that the said change(s) and amendments  have been consented to and approved by a majority vote of the  stockholders  holding  at  least a  majority  of  each  class  of  stock outstanding and entitled to vote thereon.

/s/  Lee B. Wright
---------------------------
President or Vice President

/s/ Frank G. Wright
---------------------------
Secretary or Assistant Secretary

[ ACKNOWLEDGEMENT AND NOTARY SEAL ]

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

                             -Remit in Duplicate -

1. Name of corporation:          Referral Holdings Corporation
                        -----------------------------------------------------

2. The  articles  have been amended as follows  (provide  article  numbers,  if available):

   Article IV. Section 4.01, Paragraph 2 to read as follows:

"The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as they shall from time to time determine by resolutions adopted by them."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 99.O1%

4. Signatures (Required):

/s/ (Signature)                                /s/ (Signature)
----------------------------                   --------------------------------
President or Vice President                    Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORT ANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.